EXHIBIT 99.1


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COMMUNICATIONS CORPORATION


Press Contact:
Jim Burke
Edelman Worldwide
+1 321-722-9788
jim_burke@edelman.com

Company Contact:
Gary Pacilio
+1 321-953-6609
gpacilio@aircom.com


FOR IMMEDIATE RELEASE
January 17, 2001


AirNet Announces Revised Fourth Quarter Estimates;
Expects Revenues To Continue to Double In 2001 and 2002

         MELBOURNE, Florida - AirNet Communications Corporation (NASDAQ: ANCC) today released revised estimates for the fourth quarter 2000, and announced it expects revenues to continue to double in FY 2001 and 2002.

         The company expects fourth quarter 2000 revenues to be approximately $5.3 million, which is lower than previously expected. The change is due to the company's decision to defer revenue recognition on contracts where the company provides extended financing terms. Without the deferral, revenues for the quarter would have exceeded expectations. However, even with this deferral, year-end revenue results should still be double that of 1999.

         As a result of this conservative approach to revenue recognition and the more difficult capital markets that small and medium size operators now face, the company has revised its 2001 outlook. For the first quarter of FY2001 AirNet expects revenues to be approximately $6 million.

         Importantly, revenues are expected to continue to grow more than 100 percent in FY2001 and 2002 as the company continues its successful penetration of the international and larger operator segments of the market. AirNet expects revenues to reach between $71 to $74 million in FY2001.

         "AirNet's strategy continues to win in the marketplace," said Lee Hamilton, president and CEO of AirNet. "We continue to target and win with the international and larger operators where we are positioned for strong growth. Larger operators are not as affected by the tighter capital markets, and represent a major opportunity for the company going forward. We now have trials with five large operators, four of which are international, and three of which are under way."

         In conjunction with the release, AirNet's management will host a conference call today at 5:30 p.m. EST to discuss the company's preliminary fourth quarter earnings. Those interested in participating in the conference call should dial (719) 457-2605. The replay of the call will be available from 8:30 PM EST on January 17, 2001 until midnight EST on January 24, 2001. The replay can be accessed by dialing the following number and providing the pass code: (719) 457-0820, pass code: 545289

         The company intends to release its FY2000 results after the market closes on Tuesday, February 13, 2001.


                                  About AirNet
         AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allows service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free Base Station(TM) carries wireless voice and data signals back to the wireline network without a physical communications link. AirNet has 69 patents issued or filed and, in 1998, received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.


          Safe Harbor Statement Under the Private Securities Litigation
                               Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our limited customer base, competitive pressures may reduce gross margins, expansion into international markets, and credit risks from financed customers. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.

AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. AdaptaCell(TM), Backhaul Free Base Station(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.